Exhibit 10.01



                           PLASTICS MFG. COMPANY

                             STOCK OPTION PLAN
                         ADOPTED DECEMBER 31, 2001

     1. PURPOSE. This Plan, which shall be known as the"Plastics Mfg. Company Stock Option Plan" and is hereinafter referred to as "the Plan", is intended as an incentive and to encourage stock ownership by certain key employees of Plastics Mfg. Company ("the Company") and employees of affiliated companies known as the MGS Manufacturing Group in order to provide such employees with a proprietary interest or to increase their proprietary interest in the Company's success and to encourage them to remain in the employ of the Company or affiliated companies. It is intended that this purpose be effected through the granting of stock options as provided herein.

     2.   ADMINISTRATION.

          (a) The Plan shall be administered by a committee appointed by the Board of Directors of the Company (hereinafter referred to as the "Committee'). The Committee shall consist of not less than three members of the Company's Board of Directors. The Board of Directors may, from time to time, remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as chairman and shall hold meetings at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held.

          (b) The Committee is authorized, subject to the provisions of the Plan, from time to time to establish such rules an regulations as it may deem appropriate for the proper administration of the Plan, and to make such determinations under, and such interpretations of, and to take such steps in connection with, the Plan or the stock options granted thereunder as it may deem necessary or advisable. Any recommendation, nomination or report by the Committee to the Board of Directors under the Plan shall be in writing.

     3. ELIGIBILITY. Options may be granted to such key executive employees of the Company and employees of affiliated companies known as the MGS Manufacturing Group as the Board of Directors shall select from time to time among those nominated by the Committee. No director who is not an officer or employee of the Company or an affiliated company shall be eligible to receive Options under the Plan. Any individual may hold more than one Option.

     4. STOCK. The stock to be subject to Options under the Plan shall be shares of the Company's common stock ("stock"), and may be either authorized and unissued or held in the treasury of the Company. The
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 aggregate number of shares of stock for which Options may be granted under
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 the Plan shall not exceed 500,000 shares. Such number of shares is subject to adjustment in accordance with the terms of paragraph 7 hereof. The shares involved in the unexercised portion of any terminated or expired Options under the Plan may again be subjected to Options under the Plan.

     5. PRICE. In the case of each Option granted under the Plan, the Option price shall be the fair market value of stock as determined by the Committee on the date of grant of such Option.

     6. TERMS AND CONDITIONS OF OPTIONS. All Options granted pursuant to the Plan shall be authorized by the Board of Directors and shall be evidenced by Stock Option Agreements in writing ("Stock Option
 Agreements") in such form as from time to time the Committee shall determine. Each Stock Option Agreement shall be subject to the Plan and, in addition to such other terms and conditions as the Committee may deem advisable, shall provide in substance as follows:

          (a) NUMBER AND PRICE OF SHARES. Each Stock Option Agreement shall specify the number of shares of stock as to which the Option is granted and the price per share thereof.

          (b) OPTION PERIOD. Each Stock Option Agreement shall set forth the period for which such Option is granted, which shall not exceed 5 years from the date such Option is granted (the "Option Period") and shall provide that such Option shall not be exercisable after the expiration of the Option Period.

          (c) MANNER OF EXERCISE. Each Stock Option Agreement shall provide that any Option therein granted shall be exercisable during the Option Period, in whole or from time to time in part, but that it shall be exercisable only by giving in each case written notice of exercise accompanied by tender of full payment of the purchase price.

          (d) NONTRANSFERABILITY OF OPTIONS. No Option shall be transferable by an Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of an Optionee, the Option shall be exercisable only by such Optionee.

          (e) WITHHOLDING OF TAXES. It shall be a condition to the obligation of the Company to issue or transfer shares of stock upon exercise of the Option that the Optionee pay to the Company, upon demand, such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state or local income taxes incurred by reason of the exercise of such Option or the transfer of shares thereon. If the amount requested is not paid, the Company may refuse to issue or transfer shares of stock upon exercise of the Option.
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          (f)  INVESTMENT PURPOSE.  Upon issuance of stock, the recipient of such stock shall represent that the shares of stock are taken for investment and not resale and make such other representations as may be necessary to qualify the issuance of the shares as exempt from the Securities Act of 1933 or to permit registration of the shares and shall represent that the participant shall not dispose of such shares in violation of the Securities Act of 1933. The Company reserves the right to place a legend on any stock certificate issued pursuant to the Plan to assure compliance with this subparagraph (h). No shares of stock shall be
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 required to be distributed until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933 or any other then applicable securities law.

          (g) ADJUSTMENTS. Each Stock Option Agreement shall provide for adjustment of the number and kind of shares under option and the purchase price per share in the manner provided in paragraph 7 of the Plan.

     7. ADJUSTMENT IN THE EVENT OF CHANGE IN STOCK. In the event of any change in the outstanding stock of the Company by reason of stock dividends, recapitalizations, reorganizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, the number and kind of shares which thereafter may be Optionee and sold under the Plan, the number and kind of shares under option in outstanding Stock Option Agreements pursuant to the Plan and the purchase price per share thereof shall be appropriately adjusted consistent with such change. The determination of the Committee as to any adjustment shall be final and conclusive.

     8. GOVERNMENT REGULATIONS. The Plan, and the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver shares of stock under such Options, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock prior to (a) the admission of such shares to listing on any stock exchange on which the stock may then be listed, and (b) the completion of any registration or other qualification of such shares under any state or federal law or rulings or regulations of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

     9. RIGHTS AS A SHAREHOLDER. An Optionee or a transferee of any Option shall have no rights as a shareholder with respect to any share covered by the Option until the Optionee or transferee shall have become the holder of record of such share, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights in respect of such share for which the record date is prior to the date on which the Optionee or transferee shall have become the holder of record thereof.

     10. AMENDMENTS. The Board of Directors, without further approval of the stockholders, may, from time to time, amend the Plan in such respects as the board may deem advisable; provided, however, that no amendment
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 shall become effective without prior approval of the stockholders which would increase the maximum number of shares for which Options may be granted in the aggregate under the Plan. No amendment shall, without the participant's consent, alter or impair any of the rights or obligations under any Option theretofore granted to him under the Plan.

     11. TERM OF THE PLAN. The Plan shall become effective on the date of its approval by the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting of the shareholders of the Company. The Plan shall terminate on December 31, 2011, or on such earlier date as may be determined by the Board of
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 Directors. In any case, termination shall be deemed to be effective as of the close of business on the day of termination. Termination of the Plan, however, shall not affect the rights of Optionees under Options theretofore granted to them, and all unexpired Options and stock appreciation rights shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

     12. FINALITY OF DETERMINATIONS. Each determination, interpretation, or other action made or taken pursuant to the provisions of the Plan by the Board of Directors or the Committee shall be final and shall be binding and conclusive for all purposes and upon all persons, including, but without limitation thereto, the Company, the stockholders, the Committee and each of the members thereof and the Directors, officers, and employees of the Company and its subsidiaries, the Optioneeus, and their respective successors in interest.

     Dated this 31st day of December, 2001.

                                   PLASTICS MFG. COMPANY


                   Plan Approved:   MARK G.  SELLERS
                                   Mark G. Sellers, Director


                                    SCOTT W. SCAMPINI
                                   Scott W. Scampini, Director


                                    RADE R. PETROVIC
                                   Rade R. Petrovic, Director


                                    JEFF KOLBOW
                                   Jeff Kolbow, Director


                                    BRUCE SCHNEIDER
                                   Bruce Schneider, Director
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